                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 18, 2000


                             KEYNOTE SYSTEMS, INC.
   -----------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


                                   Delaware
             ----------------------------------------------------
                (State or other jurisdiction of incorporation)



        000-27241                                              94-3226488
     ---------------                                     ----------------------
       (Commission                                           (IRS Employer
       File Number)                                        Identification No.)


          2855 Campus Drive, San Mateo, CA                             94403
-------------------------------------------------------------------------------
        (Address of principal executive offices)                     (Zip Code)


                                (650) 522-1000
-------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)


-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

         Keynote Systems, Inc. hereby amends Item 7 of its Current Report on Form 8-K, initially filed with the Securities and Exchange Commission on September 1, 2000, in connection with the completion of its acquisition of Digital Content, L.L.C., a Texas limited liability corporation.


Item 7: Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

                             DIGITAL CONTENT, L.L.C.

                              Financial Statements

                                December 31, 1999

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Board of Directors
Digital Content, L.L.C.:

We have audited the accompanying balance sheet of Digital Content, L.L.C. (the Company) as of December 31, 1999, and the related statements of operations, members' capital and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Content, L.L.C. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

                                  /s/ KPMG LLP


Mountain View, California
October 25, 2000

                            DIGITAL CONTENT, L.L.C.

                                 Balance Sheet

                               December 31, 1999

                                    Assets


Current assets:
     Cash and cash equivalents                                                                       $         27,810
     Accounts receivable, less allowance for doubtful accounts of $0                                           99,365
     Prepaid expenses and other current assets                                                                 47,223
                                                                                                        ------------------

                 Total current assets                                                                         174,398

Property and equipment, net                                                                                    64,638
Other assets                                                                                                   12,248
                                                                                                        ------------------

                 Total assets                                                                        $        251,284
                                                                                                        ==================

                       Liabilities and Members' Capital

Current liabilities:
     Accounts payable                                                                                $         36,574
     Payroll taxes payable                                                                                      3,393
     Deferred revenue                                                                                          50,601
                                                                                                        ------------------

                 Total current liabilities                                                                     90,568

Commitments

Membership interests                                                                                           79,881
Undistributed income                                                                                           80,835
                                                                                                        ------------------

                 Members' capital                                                                             160,716
                                                                                                        ------------------

                 Total liabilities and members' capital                                              $        251,284
                                                                                                        ==================

See accompanying notes to financial statements.

                            DIGITAL CONTENT, L.L.C.

                            Statement of Operations

                         Year ended December 31, 1999



Revenue:
     Subscription services                               $        737,219
                                                            ------------------

Operating expenses:
     Cost of subscription services                                285,526
     Sales and marketing                                          194,008
     Operations                                                   117,572
     General and administrative                                   112,128
                                                            ------------------

                 Total operating expenses                         709,234
                                                            ------------------

                 Net income                              $         27,985
                                                            ==================


See accompanying notes to financial statements.

                            DIGITAL CONTENT, L.L.C.

                   Statement of Changes in Members' Capital

                         Year ended December 31, 1999


                                                                Membership          Undistributed
                                                                interests              income                 Total
                                                            -------------------   ------------------    ------------------
Balances, December 31, 1998                              $          78,548               52,850               131,398

Capital contributed                                                  1,333                   --                 1,333
Net income                                                              --               27,985                27,985
                                                            -------------------   ------------------    ------------------

Balances, December 31, 1999                              $          79,881               80,835               160,716
                                                            ===================   ==================    ==================

See accompanying notes to financial statements.

                            DIGITAL CONTENT, L.L.C.

                            Statement of Cash Flows

                         Year ended December 31, 1999

Cash flows from operating activities:
     Net income                                                                                      $         27,985
     Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation and amortization                                                                       52,072
           Changes in operating assets and liabilities:
              Accounts receivable                                                                             (43,907)
              Prepaid expenses and other current assets                                                       (17,430)
              Accounts payable                                                                                 33,469
              Payroll taxes payable                                                                             2,932
              Deferred revenue                                                                                 20,805
                                                                                                        ------------------

                    Net cash provided by operating activities                                                  75,926
                                                                                                        ------------------

Cash flows used in investing activities - purchase of property
     and equipment                                                                                            (53,421)
                                                                                                        ------------------

Cash flows from financing activities:
     Capital contribution                                                                                       1,333
     Repayment of advance from member                                                                         (24,935)
                                                                                                        ------------------

                    Net cash used in financing activities                                                     (23,602)
                                                                                                        ------------------

Net decrease in cash and cash equivalents                                                                      (1,097)

Cash and cash equivalents, beginning of year                                                                   28,907
                                                                                                        ------------------

Cash and cash equivalents, end of year                                                               $         27,810
                                                                                                        ==================

See accompanying notes to financial statements.

                            DIGITAL CONTENT, L.L.C.

                         Notes to Financial Statements

                               December 31, 1999



(1)    Organization and Summary of Significant Accounting Policies

       (a)    The Company

              Digital Content, L.L.C. (the Company), founded in 1995, provides website accessibility monitoring for e-businesses. The Company's service constantly monitors the availability of its customers' mission-critical network, web servers and applications from an end user perspective.

              The Company is organized under the provision of the Texas Limited Liability Company but as a result, ownership interests in the Company are evidenced by certificates of "membership interests" rather than shares of capital stocks. Accordingly, the accompanying financial statements present these interests as members' capital.

       (b)    Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the financial statement date and the reported results of operations during the reporting period. Actual results could differ from these estimates.

       (c)    Revenue Recognition and Operating Expenses

              Revenues are derived principally from website accessibility monitoring services. Revenue is recognized ratably over the period the services are delivered. Subscription revenues billed in advance are deferred upon invoicing and are recognized ratably over the service period.

              Cost of subscription services represents primarily all the Company's direct costs for employees and consultants. These employees and consultants are engaged in providing the Company's services. Sales and marketing and general and administrative expenses contain primarily non-payroll costs. Operations expenses primarily relate to Network access costs and other infrastructure costs.

       (d)    Research and Development

              Research and development costs are expensed as incurred. Statement of Financial Accounting Standard (SFAS) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, the Company has charged all such costs to research and development expense in the period incurred.

       (e)    Income Taxes

              No provision has been made in these financial statements for income taxes as the income of the Company is passed through, and reported by, the holders of membership interests.

       (f)    Cash Equivalents

              The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents. As of December 31, 1999, the Company did not have any investments.

                            DIGITAL CONTENT, L.L.C.

                         Notes to Financial Statements

                               December 31, 1999




(g)    Accounts Receivable

       Accounts receivable are recorded net of the related allowance for doubtful accounts. Management, considering current information and events regarding the customers' ability to repay their obligations, considers an account to be doubtful when it is probable that the Company will be unable to collect all amounts due according to the contractual terms.

       The allowance for doubtful accounts as of December 31, 1999 was $0 as management considers it probable that the Company will be able to collect all amounts due.

(h)    Property and Equipment

       Property and equipment consist of office equipment, furniture and fixtures, and computer hardware and software. Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method or double-declining balance method over the estimated useful lives of the assets which range between three and ten years.

(i)    Other Assets

       Other assets consist principally of deposits for the office lease.

(j)    Fair Value of Financial Instruments

       The Company's financial instruments are primarily comprised of cash, accounts receivable and accounts payable. The carrying amounts of these assets and liabilities approximate their fair value.

(k)    Concentration of Risk

       Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with three major financial institutions. The Company's accounts receivables are derived from customers located in the United States.

(l)    Comprehensive Income

       The Company has no components of other comprehensive income.

                            DIGITAL CONTENT, L.L.C.

                         Notes to Financial Statements

                               December 31, 1999


       (m)    Recent Pronouncements

              In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes methods for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. Because the Company does not currently hold any derivative instruments and does not engage in hedging activities, the adoption of SFAS No. 133 is not expected to have a significant impact on the Company's financial position, results of operations or cash flows. The Company will be required to implement SFAS No. 133, as amended, for the year ending December 31, 2001.

              In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition in Financial Statements, as amended by SAB 101A and SAB 101B, which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In June 2000, the SEC issued SAB 101B which delayed the implementation of SAB 101. The Company must adopt SAB 101 no later than the fourth quarter of 2000. The SEC has recently indicated it intends to issue further guidance with respect to the adoption of specific issues addressed by SAB 101. Until such time as this additional guidance is issued, the Company is unable to assess the impact, if any, it may have on its financial position or results of operations.

              In March 2000, the FASB's Emerging Issues Task Force (EITF) reached a consensus on EITF No. 00-2, Accounting for the Costs of Developing a Web Site. EITF No. 00-2 provides guidance on accounting for web site development costs and is effective for fiscal quarters beginning after June 30, 2000. The impact of this statement on the Company's statement of operations is not expected to be material.

              In March 2000, the EITF reached a consensus on EITF No. 00-3, Application of AICPA Statement of Position 97-2, Software Revenue Recognition, to Arrangements that Include the Right to Use Software Stored on Another Entity's Hardware. The Company does not expect that the adoption of EITF No. 00-3 will have a material impact on its financial statements or results of operations.

                            DIGITAL CONTENT, L.L.C.

                         Notes to Financial Statements

                               December 31, 1999



(2)    Property and Equipment

       Property and equipment, stated at cost net of accumulated depreciation and amortization, as of December 31, 1999 consisted of the following:

          Office equipment                                  $      24,582
          Furniture and fixtures                                   14,854
          Computer hardware                                       153,141
          Computer software                                        16,338
                                                             ---------------

                                                                  208,915


          Less accumulated depreciation                          (144,277)
                                                             ---------------

          Property and equipment, net                       $      64,638
                                                             ---------------

(3)    Segment Information

       The Company has determined that it operates in a single operating segment: the provision of website accessibility monitoring services designed specifically for Internet web sites. All of the Company's long-lived assets are located in the United States.

(4)    Subsequent Events

       In August 2000, the Company signed a merger agreement with Keynote Systems, Inc. (Keynote). Keynote purchased the Company for $15 million in cash, plus up to an additional $10 million in cash based on successful achievement of certain performance goals.

(5)    Commitments and Contingencies

       A commitment was given by the Company to the Vice President of Sales and Services that in the event of the sale of the Company in the year 2000, the Company would pay him a bonus of $200,000 at the sole discretion of the Company.

       The bonus of $200,000 was paid in August 2000 out of the cash consideration of $15 million received from Keynote for the acquisition.

                             DIGITAL CONTENT, L.L.C.

                    Unaudited Condensed Financial Statements

                             June 30, 2000 and 1999

                            DIGITAL CONTENT, L.L.C.

                       Unaudited Condensed Balance Sheet

                                 June 30, 2000

                                    Assets

Current assets:
     Cash and cash equivalents                                                                       $       39,642
     Accounts receivable, less allowance for doubtful accounts                                              108,168
     Prepaid expenses and other current assets                                                               57,783
                                                                                                      ---------------

                 Total current assets                                                                       205,593

Property and equipment, net                                                                                  98,141
                                                                                                      ---------------

                 Total assets                                                                        $      303,734
                                                                                                      ===============

                       Liabilities and Members' Capital

Current liabilities:
     Accounts payable                                                                                $       17,337
     Payroll taxes payable                                                                                    6,124
     Deferred revenue                                                                                        63,975
                                                                                                      ---------------

                 Total current liabilities                                                                   87,436

Commitments

Membership interests                                                                                        105,958
Undistributed income                                                                                        110,340
                                                                                                      ---------------

                 Members' capital                                                                           216,298
                                                                                                      ---------------

                 Total liabilities and members' capital                                              $      303,734
                                                                                                      ===============

See accompanying notes to unaudited condensed financial statements.

                            DIGITAL CONTENT, L.L.C.

                 Unaudited Condensed Statements of Operations

                    Six months ended June 30, 2000 and 1999

                                                                                         2000                 1999
                                                                                  -------------------   ------------------
Revenue:
     Subscription services                                                     $         540,073              321,874
                                                                                  -------------------   ------------------

Operating expenses:
     Cost of subscription services                                                       245,274              119,632
     Sales and marketing                                                                  96,719               84,686
     Operations                                                                           70,570               52,945
     General and administrative                                                           71,928               50,469
                                                                                  -------------------   ------------------

                 Total operating expenses                                                484,491              307,732
                                                                                  -------------------   ------------------

                 Net income                                                    $          55,582               14,142
                                                                                  ===================   ==================

See accompanying notes to unaudited condensed financial statements.

                            DIGITAL CONTENT, L.L.C.

         Unaudited Condensed Statement of Changes in Members' Capital

                        Six months ended June 30, 2000

                                                                    Membership        Undistributed
                                                                    interests             income               Total
                                                                 -----------------   -----------------   -----------------
Balances, beginning of period                                 $        79,881              80,835             160,716

Net income                                                                 --              55,582              55,582

Undistributed income allocated to membership interests                 26,077             (26,077)                 --
                                                                 -----------------   -----------------   -----------------

Balances, end of period                                       $       105,958             110,340             216,298
                                                                 =================   =================   =================

See accompanying notes to unaudited condensed financial statements.

                            DIGITAL CONTENT, L.L.C.

                 Unaudited Condensed Statements of Cash Flows

                    Six months ended June 30, 2000 and 1999

                                                                                          2000                 1999
                                                                                  -------------------   ------------------
Cash flows from operating activities:
     Net income                                                                   $       55,582               14,142
     Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                                   20,862               23,141
           Changes in operating assets and liabilities:
              Accounts receivable                                                         (8,802)                (318)
              Prepaid expense and other current assets                                   (10,560)              (3,824)
              Accounts payable                                                           (19,237)               9,987
              Payroll taxes payable                                                        2,732                  139
              Deferred revenue                                                            13,374                7,845
                                                                                  -------------------   ------------------

                 Net cash provided by operating activities                                53,951               51,112
                                                                                  -------------------   ------------------

Cash flows used in investing activities - purchase of property
     and equipment                                                                       (54,365)             (24,574)
                                                                                  -------------------   ------------------

Cash flows from financing activities:
     Capital contribution                                                                     --                1,333
     Payments received on loan                                                            12,246                   --
     Advance from member                                                                      --               (1,581)
                                                                                  -------------------   ------------------

                 Net cash provided by (used in) financing activities                      12,246                 (248)
                                                                                  -------------------   ------------------

Net increase in cash and cash equivalents                                                 11,832               26,290

Cash and cash equivalents, beginning of period                                            27,810               28,907
                                                                                  -------------------   ------------------

Cash and cash equivalents, end of period                                          $       39,642               55,197
                                                                                  ===================   ==================

See accompanying notes to unaudited condensed financial statements.

                            DIGITAL CONTENT, L.L.C.

               Notes to Unaudited Condensed Financial Statements

                            June 30, 2000 and 1999

(1)    Basis of Presentation

       The unaudited condensed financial statements included herein have been prepared by the Company in accordance with generally accepted accounting principles and reflect all adjustments, consisting only of normal recurring adjustments which in the opinion of management are necessary to fairly state the Company's financial position, results of operations, and cash flows for the periods presented. The results of operations for the six-month periods ended June 30, 2000 and 1999 are not necessarily indicative of the results to be expected for any subsequent period.

(2)    Subsequent Event

       In August 2000, the Company signed a merger agreement with Keynote Systems, Inc. (Keynote). Keynote purchased the Company for $15 million in cash, plus up to an additional $10 million in cash, based on successful achievement of certain performance goals.

(3)    Commitments and Contingencies

          . A commitment was given by the Company to the Vice President of Sales and Services that in the event of the sale of the Company in the year 2000, the Company would pay him a bonus of $200,000 at the sole discretion of the Company.

          The bonus of $200,000 was paid in August 2000 out of the cash consideration of $15 million received from Keynote for the acquisition.

          . On May 1, 2000, the Company entered into an agreement to lease office space in a commercial shopping center located in Plano, Texas. The lease is for 5 years, commencing on July 1, 2000 and expiring on June 30, 2005. Monthly lease payments are for graduated amounts ranging from $420 to $1,050. In addition, the lessee is liable for common area maintenance, property insurance and real estate taxes estimated at $294 per month. The global commitment amounts to approximately $50,820.

       (b)   Pro Forma Financial Information.

                     KEYNOTE SYSTEMS, INC. AND SUBSIDIARY

          Unaudited Pro Forma Combined Condensed Financial Statements

                 Year ended September 30, 1999 and nine months
                              ended June 30, 2000

       The following unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results of operations or financial position that actually would have been realized had Keynote Systems, Inc. and Velogic, Inc. and Digital Content, L.L.C. (the Companies) been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Keynote Systems, Inc. and the Companies, included elsewhere in this submission and in Keynote Systems, Inc.'s Form 10-K filed December 21, 1999 and Form 10-Q filed August 14, 2000. The following unaudited pro forma combined condensed financial statements give effect to Keynote Systems, Inc.'s acquisition of the Companies using the purchase method of accounting. The pro forma combined condensed financial statements are based on the respective historical audited and unaudited financial statements and related notes of Keynote Systems, Inc. and the Companies.

       The pro forma adjustments are preliminary and are based upon available information and certain assumptions that management believes are reasonable. The pro forma financial data do not necessarily reflect the results of operations or the financial position of the Company that would have resulted had the acquisitions been consummated as of the date or for the period indicated, and the pro forma financial data exclude certain purchase adjustments related to the acquisitions that may be reflected in financial statements prepared in accordance with generally accepted accounting principles. The pro forma adjustments are based on management's preliminary assumptions regarding purchase accounting adjustments that will be determined in accordance with the purchase accounting provisions of APB Opinion No. 16, Business Combinations, and related pronouncements. The actual allocation of the purchase price will be adjusted, to the extent that actual amounts differ from management's estimates. The actual adjustments may differ materially from those presented in these pro forma financial statements. A change in the purchase accounting adjustments would result in a reallocation of the purchase price affecting the value assigned to the long-term tangible and intangible assets or, in some circumstances, resulting in a charge to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amounts of the assets and liabilities adjusted. See notes to the pro forma combined condensed financial statements.

       The unaudited pro forma combined condensed balance sheet assumes that the acquisition of Digital Content, L.L.C. took place on June 30, 2000, and combines Keynote Systems, Inc.'s June 30, 2000 consolidated balance sheet with Digital Content, L.L.C.'s June 30, 2000 balance sheet. The Keynote Systems, Inc. June 30, 2000 balance sheet includes assets and liabilities relating to the acquisition of Velogic, Inc., which was completed June 3, 2000.

       The unaudited pro forma combined condensed statements of operations assume the acquisitions took place on October 1, 1998, and combines Keynote Systems, Inc.'s audited consolidated statements of operations for the year ended September 30, 1999 and the unaudited consolidated statement of operations for the nine months ended June 30, 2000 with Digital Content, L.L.C.'s and Velogic, Inc.'s audited statements of operations for the year ended December 31, 1999 and their unaudited statements of operations for the nine months ended June 30, 2000, respectively.

                     KEYNOTE SYSTEMS, INC. AND SUBSIDIARY

             Unaudited Pro Forma Combined Condensed Balance Sheets

                                 June 30, 2000
                                (in thousands)

                                                                     Historical                        Pro forma
                                                            ------------------------------   ----------------------------
                         Assets                                                Digital
                                                               Keynote         Content        Adjustments       Combined
                                                            --------------  --------------   -------------     ----------
Current assets:

    Cash and cash equivalents                               $ 356,402              40         (15,000)    1(a)  341,442
    Accounts receivable, net                                    6,633             108              --             6,741
    Prepaid and other current assets                            1,692              58              --             1,750
                                                            ---------       ---------        --------          --------

            Total current assets                              364,727             206         (15,000)          349,933

Property and equipment, net                                     6,764              98              --             6,862
Loans to related parties and other assets                         729              --              --               729
Goodwill and other intangible assets                           39,378              --           8,549     1(b)   47,927
                                                            ---------       ---------        --------          --------

            Total assets                                    $ 411,598             304          (6,451)          405,451
                                                            =========       =========        ========          ========

            Liabilities and Stockholders' Equity

Current liabilities:
    Notes payable and capital lease obligation - current
          portion                                           $   1,316              --              --             1,316

    Accounts payable and accrued expenses                       6,447              24             200     1(a)    6,671
    Deferred revenue                                            5,652              64              --             5,716
                                                            ---------       ---------        --------          --------

            Total current liabilities                          13,415              88             200            13,703

Notes payable and capital lease obligation, less current        1,134              --              --             1,134
    portion
                                                            ---------       ---------        --------          --------

            Total liabilities                                  14,549              88             200            14,837
                                                            ---------       ---------        --------          --------
Stockholders' equity:
    Common stock                                                   27              --              --                27
    Additional paid-in capital                                411,343              --              --           411,343
    Deferred compensation                                        (879)             --          (6,435)    1(c)   (7,314)
    Members' capital                                               --             216            (216)    1(d)       --
    Accumulated (deficit) income                              (13,442)             --              --           (13,442)
                                                            ---------       ---------        --------          --------

            Total stockholders' equity                        397,049             216          (6,651)          390,614
                                                            ---------       ---------        --------          --------

            Total liabilities and stockholders' equity      $ 411,598             304          (6,451)          405,451
                                                            =========       =========        ========          ========

See accompanying notes to unaudited pro forma combined condensed financial statements.

                     KEYNOTE SYSTEMS, INC. AND SUBSIDIARY

        Unaudited Pro Forma Combined Condensed Statement of Operations

                         Year ended September 30, 1999
                   (In thousands, except per share amounts)

                                         Historical               Pro forma           Historical         Pro forma
                                   --------------------- ---------------------------- ---------- ---------------------------
                                               Digital
                                     Keynote   Content    Adjustments      Combined    Velogic   Adjustments      Combined
                                   ----------- --------- -------------    ----------- ---------- ------------     ----------
Revenue:
    Subscription services          $ 7,055        737          --          7,792         --             --          7,792
    Consulting services                217         --          --            217         99             --            316
                                     -----     ------      ------         ------      -----        -------          -----

             Total revenues          7,272        737          --          8,009         99             --          8,108
                                     -----     ------      ------         ------      -----        -------          -----
Expenses:
    Cost of subscription services    2,314        285          --          2,599         --             --          2,599
    Cost of consulting services        444         --          --            444        567             --          1,011
    Research and development         2,059         --          --          2,059        755             --          2,814
    Sales and marketing              5,331        194          --          5,525        364             --          5,889
    Operations                       1,639        118          --          1,757        446             --          2,203
    General and administrative       1,642        112          --          1,754      1,158             --          2,912
    Amortization of goodwill and
      other intangibles and other       --         --       9,222     2(a) 9,222         --         13,501   2(a)  22,723
      acquisition-related charges
    Amortization of stock-based        858         --          --            858         --             --            858
      compensation
                                   -------     ------      ------        -------     ------        -------        -------

             Total expenses         14,287        709       9,222         24,218      3,290         13,501         41,009
                                   -------     ------      ------        -------     ------        -------        -------

             (Loss) income from     (7,015)        28      (9,222)       (16,209)    (3,191)       (13,501)       (32,901)
                operations

Other (expense) income, net            (95)        --          --            (95)        49             --            (46)
                                   -------     ------      ------        -------     ------        -------        -------

             Net (loss) income     $(7,110)        28      (9,222)       (16,304)    (3,142)       (13,501)       (32,947)
                                   =======     ======      ======        =======     ======        =======        =======

Basic and diluted net loss per     $ (1.54)                                                                         (6.07)
   share
                                   =======                                                                        =======

Shares used in computing basic and
    diluted net loss per share       4,622                                                             802   2(b)   5,424
                                   =======                                                         =======        =======

See accompanying notes to unaudited pro forma combined condensed financial statements.

                     KEYNOTE SYSTEMS, INC. AND SUBSIDIARY

             Unaudited Pro Forma Combined Statement of Operations

                        Nine months ended June 30, 2000
                   (In thousands, except per share amounts)

                                        Historical                Pro forma           Historical         Pro forma
                                    -------------------- ---------------------------- ---------- -----------------------
                                              Digital
                                     Keynote   Content   Adjustments       Combined    Velogic   Adjustments    Combined
                                    --------  ---------- -------------    ----------- ---------- ------------   --------
Revenue:
    Subscription services            20,733       724            --       21,457           --         (3)    2(c) 21,454
    Consulting services                 956        --            --          956          145         --           1,101
                                     ------     -----      --------       ------       ------    -------          ------

             Total revenues          21,689       724            --       22,413          145         (3)         22,555
                                     ------     -----      --------       ------       ------    -------          ------

Expenses:
    Cost of subscription services     6,870       295            --        7,165           --        (11)    2(c)  7,154
    Cost of consulting services       1,086        --            --        1,086           --       (109)    2(c)    977
    Research and development          3,405        --            --        3,405        1,261       (113)    2(c)  4,553
    Sales and marketing              11,617       171            --       11,788        1,373        (89)    2(c) 13,072
    Operations                        3,256        96            --        3,352        1,265         --     2(c)  4,617
    General and administrative        3,503       152            --        3,655        2,992        (35)    2(c)  6,612
    Amortization of goodwill and      1,125        --         2,090   2(a) 3,215           --      9,001     2(a) 12,216
       other intangibles
    Amortization of stock-based         256        --            --          256           --         --             256
       compensation
                                     ------     -----      --------       ------       ------    -------          -------

             Total expenses          31,118       714         2,090       33,922        6,891      8,644           49,457
                                      -----     -----      --------       ------       ------    -------          -------

             (Loss) income from
                operations           (9,429)       10        (2,090)     (11,509)      (6,746)    (8,647)         (26,902)

Other income, net                     8,675        --            --        8,675          (91)        --            8,584
                                     ------     -----      --------       ------       ------    -------          -------

             Net (loss) income         (754)       10        (2,090)      (2,834)      (6,837)    (8,647)         (18,318)
                                     ======     =====      ========       ======       ======    =======          =======

Basic and diluted net loss per share  (0.03)                                                                      $ (0.72)
                                     ======                                                                       =======

Shares used in computing basic                                                                       802          2(b)
   and diluted net loss per          24,566                                                          (85)    2(c)  25,283
                                     ======                                                      =======          =======

See accompanying notes to unaudited pro forma combined condensed financial statements.

                     KEYNOTE SYSTEMS, INC. AND SUBSIDIARY

          Unaudited Pro Forma Combined Condensed Financial Statements

                 Year ended September 30, 1999 and nine months
                              ended June 30, 2000

       On June 2, 2000, Keynote acquired all of the outstanding capital stock of Velogic, Inc. (Velogic) in exchange for 830,684 shares of its common stock, plus up to an additional $7.8 million in cash or stock at the determination of Keynote. Total consideration given, including direct acquisition costs, aggregated approximately $39.2 million. The acquisition was accounted for as a purchase with the result of Velogic included from the acquisition date. The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $40.5 million, with $36.4 million attributable to goodwill and $4.1 million attributable to other intangible assets. The goodwill and intangible assets are being amortized on a straight-line basis over an estimated life of 3 years.

       On August 18, 2000, Keynote acquired Digital Content, L.L.C. (Digital Content) for $15 million plus up to an additional $10 million in cash (note 3). The acquisition was accounted for as a purchase with the results of Digital Content included from the acquisition date. Of the purchase consideration, $6.4 million relates to compensation for employment and is deferred on the acquisition date and amortized over the required employment term of 6 months. The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $8.5 million, with $5.4 million attributable to goodwill and $3.1 million attributable to other intangible assets. The goodwill and intangible assets are being amortized on a straight-line basis over an estimated life of 3 years.

(1)    Unaudited Pro Forma Combined Condensed Balance Sheet

       The pro forma combined balance sheet as of June 30, 2000 gives effect to the Digital Content acquisition as if it had occurred on June 30, 2000. The following adjustments have been reflected in the unaudited pro forma combined balance sheet:

       (a) Adjustment to reflect cash issued as consideration for the acquisition of Digital Content, and accrued transaction costs.

       (b) Adjustment to record goodwill and other intangible assets resulting from the allocation of Digital Content's and Velogic's purchase price.

       (c) Adjustment to reflect deferred compensation related to the Digital Content acquisition.

       (d) Adjustment to eliminate members' capital of Digital Content.

(2)    Unaudited Pro Forma Combined Condensed Statement of Operations

       The pro forma combined condensed statements of operations give effect to the two acquisitions as if they had occurred on October 1, 1998.

       The historical statement of operations for Keynote for the period ended June 30, 2000 reflects the acquisition of Velogic from June 3, 2000 to June 30, 2000.

       The following adjustments have been reflected in the unaudited pro forma combined condensed statement of operations:

       (a) Adjustment to record the amortization of goodwill and intangible assets resulting from the allocation of Digital Content's and Velogic's purchase price and to record the compensation expense related to the Digital Content acquisition. The pro forma adjustment reflects goodwill

                     KEYNOTE SYSTEMS, INC. AND SUBSIDIARY

          Unaudited Pro Forma Combined Condensed Financial Statements

                 Year ended September 30, 1999 and nine months
                              ended June 30, 2000


             and other intangible assets amortized on a straight-line basis over an estimated life of three years, beginning October 1, 1998.

       (b) Adjustment to reflect the shares issued as consideration for the acquisition of Velogic, including shares to be issued for options and warrants.

       (c) Adjustment to eliminate the operations of Velogic, for the period from June 3, 2000 to June 30, 2000, which are already included in the consolidated results of operations of Keynote.

(3)    Commitments and Contingencies

       Keynote has committed to pay contingent consideration to the members of Digital Content subject to the following conditions:

       If Digital Content's revenues for the 12 months ending December 31, 2001 equal or exceed $5 million, an earnout amount of $10 million shall be distributed pro rata by Keynote to the members, except for those members who were employees of Digital Content on the agreement date who are no longer employees of Digital Content on the payment date, according to each Digital Content member's percentage interest. Notwithstanding the previous sentence, in the event that Digital Content's revenues for the 12 months ending December 31, 2001 equal or exceed $4 million but are less than $5 million, an earnout amount of $5 million shall be distributed pro rata by Keynote to the members according to each Digital Content member's percentage interest.

       Keynote has also committed to pay up to an additional $3.9 million contingent consideration to the shareholders of Velogic, Inc. dependent on the achievement of revenue targets in the year ending December 31, 2000, plus an additional $3.9 million dependent on the achievement of revenue targets in the year ending December 31, 2001. In the event that these targets are met, the contingent consideration will be accounted for as additional purchase price.

(c)      Exhibit.

         The following Exhibit is filed herewith:

         23.01      Consent of KPMG LLP.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                      KEYNOTE SYSTEMS, INC.

Date:  November 1, 2000               By:   /s/ John Flavio
                                            ---------------------
                                           John Flavio
                                           Vice President of Finance,
                                           Chief Financial Officer and Secretary

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                       EXHIBIT TITLE
-------             ------------------------------------------

23.01               Consent of KPMG LLP.